EXHIBIT 10.3

       PROMISSORY NOTE FROM CIROND CORPORATION TO SAND HILL FINANCE, LLC
                DATED APRIL 4, 2006 IN THE AMOUNT OF $2,100,000



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                                 PROMISSORY NOTE

$2,100,000.00                                              Dated:  April 4, 2006

         FOR VALUE RECEIVED, the undersigned, CIROND CORPORATION ("CIROND"), a Nevada corporation, HEREBY PROMISES TO PAY to the order of SAND HILL FINANCE, LLC ("SHF") the principal amount of Two Million, One Hundred Thousand Dollars ($2,100,000), together with interest on any and all principal amounts remaining unpaid hereunder from time to time outstanding. Interest shall accrue at a rate equal to 18% per annum, on a 360-day basis. Interest shall be payable monthly, on the first day of each month, for so long as any amount is outstanding hereunder. Cirond shall pay mandatory payments in reduction of principal as follows: $150,000 to SHF by April 7, 2006, $150,000 on or before April 30, 2006, $500,000 on or before June 30, 2006, and $500,000 on or before September 30, 2006. Cirond shall pay 25% of the proceeds from an anticipated OEM agreement and 15% of the proceeds of any sale or issuance of equity or debt securities over $3,000,000 as mandatory prepayments of the outstanding amount hereunder. All unpaid principal and accrued but unpaid interest shall be due on December 31, 2006 (the "Maturity Date").

         Cirond may prepay all or any portion of this Note without penalty or premium. All payments shall be applied first to fees and expenses, then to interest, and then to principal.

         Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

         Cirond shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred by Agent or any SHF in the enforcement or attempt to enforce any of Cirond's obligations hereunder not performed when due. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

         This Note provides further evidence of the obligations of Servgate Technologies, Inc. ("Servgate") that Cirond assumed under Section 2 of the Foreclosure Sale Agreement (the "Foreclosure Sale Agreement") of even date among Cirond, SHF, Servgate and BSGL, LLC. SHF may enforce such assumed obligations without this Note.

         IN WITNESS WHEREOF, Cirond has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

                                    CIROND CORPORATION,
                                    a Nevada corporation


                                    By:  /s/ NICHOLAS R. MILLER
                                       -----------------------------------------

                                    Name:    Nicholas R. Miller
                                         ---------------------------------------

                                    Title:     C.E.O.
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